Exhibit 99.1

Nine Energy Service Announces First Quarter 2019 Results

•	Revenue, net income and adjusted EBITDAA of $229.7 million, $17.3 million and $39.2 million, respectively for the first quarter of 2019

•	First quarter basic EPS of $0.59 and $0.76 adjusted basic EPSB

•	First quarter 2019 ROIC[c] of 13%

HOUSTON, May 7, 2019 – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported first quarter 2019 revenues of $229.7 million, net income of $17.3 million and adjusted EBITDA of $39.2 million. First quarter basic earnings per share was $0.59. First quarter 2019 adjusted net incomeD was $22.1 million, or $0.76 adjusted basic earnings per share, compared to fourth quarter 2018 adjusted net income of $13.6 million, or $0.49 adjusted basic earnings per share, an increase of approximately 63% and 55%, respectively. The Company reported first quarter 2019 adjusted EBITDA of $39.2 million and a first quarter adjusted EBITDA marginA of approximately 17%. During the first quarter of 2019, the Company generated ROIC of 13%.

The Company had provided original first quarter 2019 revenue guidance between $220.0 and $230.0 million and adjusted EBITDA guidance between $37.0 and $41.0 million, with actual results exceeding the midpoint of first quarter 2019 revenue guidance by approximately 2% and meeting the midpoint of first quarter 2019 adjusted EBITDA guidance.

“The first quarter was in-line with what we anticipated, with both revenue and adjusted EBITDA falling at the midpoint or above of Management’s original guidance range,” said Ann Fox, President and Chief Executive Officer, Nine Energy Service. “Activity was steady across the majority of our service lines, with our cementing division outperforming the market as we continue to gain market share through the combination of technical slurry development and execution at the wellsite. Pricing within the portfolio has stabilized with the recovery in oil prices and we believe the worst is behind us. We remain extremely positive around the dissolvable plug thesis as operators continue the development of large-scale well pad programs, adding complexity to the completion process and reinforcing an extreme focus on efficiencies and reducing cycle times.”

“I am confident in our differentiation in the market and the Company’s ability to be nimble and flex with the industry. Our 2019 view is unchanged at this time and we anticipate consistent results in Q2. We remain well-positioned to capitalize on any potential activity tailwinds resulting from the improved commodity price and believe we can continue to gain market share across our Completions offering.”

Business Segment Results

Completion Solutions

During the first quarter of 2019, the Company’s Completion Solutions segment, which includes the Company’s cementing, completion tools, wireline and coiled tubing services, reported revenues of $209.1 million compared to fourth quarter 2018 revenues of $209.0 million. For the first quarter 2019, Completion Solutions reported adjusted gross profitE of $47.7 million compared to fourth quarter 2018 adjusted gross profit of $55.1 million.

Production Solutions

During the first quarter of 2019, the Company’s Production Solutions segment, which includes well services, generated revenues of $20.6 million compared to fourth quarter 2018 revenues of $20.5 million. For the first quarter 2019, Production Solutions reported adjusted gross profit of $3.4 million compared to fourth quarter 2018 adjusted gross profit of $2.8 million.

Other Financial Information

During the first quarter of 2019, the Company reported selling, general and administrative expense of $19.9 million, compared to $21.2 million for the fourth quarter of 2018. Depreciation and amortization expense (“D&A”) in the first quarter of 2019 was $18.2 million, compared to $18.2 million for the fourth quarter of 2018.

During the first quarter of 2019, the Company’s effective tax rate was 2.6%. The effective tax rate for the quarter was primarily attributable to changes in pre-tax income and valuation allowance positions as well as tax liability in jurisdictions where income is expected to exceed available net operating losses.

Liquidity and Capital Expenditures

During the first quarter of 2019, the Company reported net cash provided by operating activities of $5.9 million. Capital expenditures totaled $23.4 million during the first quarter of 2019, of which approximately 10% related to maintenance capital expenditures.

During the first quarter of 2019, the Company paid down approximately $20.0 million of the outstanding ABL credit facility borrowings, resulting in $15.0 million in outstanding revolver borrowings. As of March 31, 2019, Nine’s cash and cash equivalents were $31.2 million with $129.7 million of availability under the revolving ABL credit facility, resulting in a total liquidity position of $160.9 as of March 31, 2019.

ABCDE	See end of press release for definitions

Conference Call Information

The call is scheduled for Wednesday, May 8, 2019 at 10:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through May 22, 2019 and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13690044.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion and production solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and throughout Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the general energy service industry risks; volatility of crude oil and natural gas commodity prices; a decline in demand for the Company’s services, including due to declining commodity prices; the Company’s ability to implement price increases or maintain pricing of the Company’s core services; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; the Company’s ability to accurately predict customer demand; the loss of, or interruption or delay in operations by, one or more significant customers; the loss of or interruption in operations of one or more key suppliers; the adequacy of the Company’s capital resources and liquidity; the Company’s ability to implement new technologies and services; the incurrence of significant costs and liabilities resulting from litigation; the loss of, or inability to attract, key personnel; the Company’s ability to successfully integrate recently acquired assets and operations and realize anticipated revenues, cost savings or other benefits thereof; and other factors described in the “Risk Factors” and “Business” sections of the

Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Vice President, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018
Revenues	$229,705	$229,448
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	178,590	171,598
General and administrative expenses	19,939	21,164
(Gain) loss on revaluation of contingent liabilities	(13,955)	1,547
Depreciation	13,530	14,275
Amortization of intangibles	4,688	3,905
Impairment of property and equipment	—	45,694
Impairment of goodwill	—	12,986
Impairment of intangibles	—	19,065
Loss on equity method investment	—	77
Gain on sale of property and equipment	(23)	(30)

Income (loss) from operations	26,936	(60,833)

Other expense
Interest expense	9,166	16,002

Total other expense	9,166	16,002

Income (loss) before income taxes	17,770	(76,835)
Provision for income taxes	460	500

Net income (loss)	$17,310	$(77,335)
Earnings (loss) per share
Basic	$0.59	$(2.78)
Diluted	$0.59	$(2.78)
Weighted average shares outstanding
Basic	29,150,996	27,815,401
Diluted	29,471,753	27,815,401
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$248	$(722)

Total other comprehensive income (loss), net of tax	248	(722)

Total comprehensive income (loss)	$17,558	$(78,057)

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	March 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$31,157	$63,615
Accounts receivable, net	159,245	154,783
Inventories, net	98,053	91,435
Prepaid expenses and other current assets	20,608	15,717
Notes receivable from shareholders	7,094	7,626

Total current assets	316,157	333,176
Property and equipment, net	221,134	211,644
Definite-lived intangible asset, net	168,763	173,451
Goodwill	307,804	307,804
Indefinite-lived intangible assets	108,711	108,711
Other long-term assets	6,052	6,386

Total assets	$1,128,621	$1,141,172

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$47,688	$46,132
Accrued expenses	44,033	61,434
Current portion of capital lease obligations	992	665
Income taxes payable	853	57

Total current liabilities	93,566	108,288
Long-term liabilities
Long-term debt	405,498	424,978
Deferred income taxes	5,437	5,915
Long-term capital lease obligations	3,101	2,330
Other long-term liabilities	5,552	4,838

Total liabilities	513,154	546,349
Stockholders’ equity
Common stock (120,000,000 shares authorized at $.01 par value; 30,782,600 and 30,163,408 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively)	308	302
Additional paid-in capital	749,508	746,428
Accumulated other comprehensive loss	(4,595)	(4,843)
Accumulated deficit	(129,754)	(147,064)

Total stockholders’ equity	615,467	594,823

Total liabilities and stockholders’ equity	$1,128,621	$1,141,172

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018
Cash flows from operating activities
Net income (loss)	$17,310	$(77,335)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	13,530	14,275
Amortization of intangibles	4,688	3,905
Amortization of deferred financing costs	746	1,775
Recovery of doubtful accounts	47	51
Benefit for deferred income taxes	(478)	(67)
Provision for inventory obsolescence	1,338	566
Impairment of property and equipment	—	45,694
Impairment of goodwill	—	12,986
Impairment of intangible assets	—	19,065
Stock-based compensation expense	3,153	3,502
Gain on sale of property and equipment	(23)	(30)
(Gain) loss on revaluation of contingent liabilities	(13,955)	1,547
Loss on equity method investment	—	77
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	(4,402)	37,730
Inventories, net	(7,879)	(7,336)
Prepaid expenses and other current assets	(6,060)	(7,482)
Accounts payable and accrued expenses	(3,703)	(10,961)
Income taxes receivable/payable	796	411
Other assets and liabilities	780	448

Net cash provided by operating activities	5,888	38,821

Cash flows from investing activities
Acquisitions, net of cash acquired	—	(349,986)
Proceeds from sales of property and equipment	477	392
Proceeds from property and equipment casualty losses	1,238	—
Proceeds from notes receivable payments	532	2,941
Purchases of property and equipment	(20,386)	(17,101)

Net cash used in investing activities	(18,139)	(363,754)

Cash flows from financing activities
Proceeds from revolving credit facilities	—	35,000
Payments on revolving credit facilities	(20,000)	—
Proceeds from Senior Notes	—	400,000
Payments on term loans	—	(115,274)
Payments on capital leases	(212)	(128)
Payments of contingent liability on Scorpion purchase	—	(3,445)
Proceeds from exercise of stock options	15	1,038
Vesting of restricted stock	(82)	(137)
Cost of debt issuance	—	(14,922)

Net cash provided by (used in) financing activities	(20,279)	302,132

Impact of foreign currency exchange on cash	72	(118)

Net decrease in cash and cash equivalents	(32,458)	(22,919)
Cash, cash equivalents and restricted cash
Beginning of period	63,615	86,534

End of period	$31,157	$63,615

NINE ENERGY SERVICE, INC.

SEGMENT DATA

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018
Revenues
Completion Solutions	$209,132	$208,953
Production Solutions	20,573	20,495

	$229,705	$229,448

Cost of revenues (1)
Completion Solutions	$161,439	$153,891
Production Solutions	17,151	17,707

	$178,590	$171,598

Adjusted gross profit
Completion Solutions	$47,693	$55,062
Production Solutions	3,422	2,788

	$51,115	$57,850

General and administrative expenses	19,939	21,164
(Gain) loss on revaluation of contingent liabilities	(13,955)	1,547
Depreciation	13,530	14,275
Amortization of intangibles	4,688	3,905
Impairment of property and equipment	—	45,694
Impairment of goodwill	—	12,986
Impairment of intangibles	—	19,065
Loss on equity method investment	—	77
Gain on sale of property and equipment	(23)	(30)

Income (loss) from operations	$26,936	$(60,833)
Capital expenditures
Completion Solutions	$22,478	$8,666
Production Solutions	914	901
Corporate	55	64

	$23,447	$9,631
Total assets
Completion Solutions	$1,053,653	$1,045,643
Production Solutions	34,662	35,086
Corporate	40,306	60,443

	$1,128,621	$1,141,172

	Three Months Ended
	March 31, 2019	December 31, 2018
Revenue by country
United States	$222,315	$223,178
Canada and other	7,390	6,270

	$229,705	$229,448

	Three Months Ended
	March 31, 2019	December 31, 2018
Long-lived assets (2)
United States	$382,624	$377,623
Canada and other	7,273	7,472

	$389,897	$385,095

(1)	Excludes depreciation and amortization, shown separately.
(2)	Inclusive of property and equipment and definite-lived intangible assets.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018
Calculation of gross profit
Revenues	$229,705	$229,448
Cost of revenues (exclusive of depreciation and amortization shown separately below)	178,590	171,598
Depreciation (related to cost of revenues)	13,306	14,039
Amortization of intangibles	4,688	3,905

Gross profit	$33,121	$39,906

Adjusted gross profit (excluding depreciation and amortization) reconciliation
Gross profit	$33,121	$39,906
Depreciation (related to cost of revenues)	13,306	14,039
Amortization of intangibles	4,688	3,905

Adjusted gross profit	$51,115	$57,850

NINE ENERGY SERVICE, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018
EBITDA reconciliation:
Net income (loss)	$17,310	$(77,335)
Interest expense	9,166	16,002
Depreciation	13,530	14,275
Amortization of intangibles	4,688	3,905
Provision for income taxes	460	500

EBITDA	$45,154	$(42,653)
Impairment of property and equipment	—	45,694
Impairment of goodwill	—	12,986
Impairment of intangible assets	—	19,065
Transaction and integration costs	4,762	7,630
(Gain) loss on revaluation of contingent liabilities (1)	(13,955)	1,547
Loss on equity method investment	—	77
Stock-based compensation expense	3,153	3,502
Gain on sale of property and equipment	(23)	(30)
Legal fees and settlements (2)	68	155

Adjusted EBITDA	$39,159	$47,973

(1)

Amounts relate to the revaluation of contingent liabilities associated with the Company’s recent acquisitions. The impact is included in the Company’s Condensed Consolidated Statements of Income and Comprehensive Income (Loss).

(2)	Amounts represent fees and legal settlements associated with legal proceedings brought pursuant to the Fair Labor Standards Act and/or similar state laws.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ROIC CALCULATION

(In Thousands)

(Unaudited)

	Consolidated
	Three Months Ended	Three Months Ended
	March 31, 2019	December 31, 2018
Net income (loss)	$17,310	$(77,335)
Add back:
Impairment of property and equipment	—	45,694
Impairment of goodwill	—	12,986
Impairment of intangibles	—	19,065
Interest expense	9,166	16,002
Transaction and integration costs	4,762	7,630
Benefit for deferred income taxes	(478)	(67)

After-tax net operating profit	$30,760	$23,975

Total capital as of prior year-end/period-end:
Total stockholders’ equity	$594,823	$490,630
Total debt	435,000	115,274
Less cash and cash equivalents	(63,615)	(86,534)

Total capital as of prior year-end/period-end	$966,208	$519,370

Total capital as of period-end/year-end:
Total stockholders’ equity	$615,467	$594,823
Total debt	415,000	435,000
Less: cash and cash equivalents	(31,157)	(63,615)

Total capital as of period-end/year-end:	$999,310	$966,208

Average total capital	$982,759	$742,789

ROIC	13%	13%

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED BASIC EARNINGS (LOSS) PER SHARE CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018
Reconciliation of adjusted net income:
Net income (loss)	$17,310	$(77,335)
Add back:
Impairment of property and equipment (a)	—	45,694
Impairment of goodwill (a)	—	12,986
Impairment of intangibles (a)	—	19,065
Transaction and integration costs (b)	4,762	7,630
Commitment fee (c)	—	6,900
Income tax impact of adjustments	—	(1,375)

Adjusted net income (loss)	$22,072	$13,565
Weighted average shares
Weighted average shares outstanding for basic and adjusted basic earnings (loss) per share	29,150,996	27,815,401
Earnings (Loss) per share:
Basic earnings (loss) per share	$0.59	$(2.78)
Adjusted basic earnings per share	$0.76	$0.49

(a)

Impairment charges recorded in the fourth quarter of 2018 were due to deteriorating market conditions in the Company’s Production Solutions segment attributed to depressed commodity prices towards the end of the fourth quarter of 2018, coupled with customers focusing more on the completion business where there is more technological differentiation and value.

(b)

Amounts for each period presented represent transaction and integration costs, including the cost of inventory that was stepped up to fair value during purchase accounting associated with recent acquisitions.

(c)	Amount represents commitment fee associated with a potential bridge financing in the fourth quarter of 2018.

A

Adjusted EBITDA is defined as net income (loss) before interest, taxes, and depreciation and amortization, further adjusted for (i) property and equipment, goodwill, and/or intangible asset impairment charges, (ii) transaction and integration costs related to acquisitions and our IPO, (iii) loss or gains from discontinued operations, (iv) loss or gains from the revaluation of contingent liabilities, (v) loss or gains on equity method investment, (vi) stock-based compensation expense, (vii) loss or gains on sale of property and equipment and (viii) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business and restructuring costs. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. Management believes Adjusted EBITDA and Adjusted EBITDA margin are useful because they allow us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and help identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

B

Adjusted Basic Earnings Per Share is defined as adjusted net income (loss), divided by weighted average basic shares outstanding. Management believes Adjusted Basic Earnings Per Share is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and help identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

[c]

Return on Invested Capital (“ROIC”) is defined as after-tax net operating profit (loss), divided by average total capital. We define after-tax net operating profit (loss) as net income (loss) plus (i) transaction and integration costs related to acquisitions and our IPO, (ii) property and equipment, goodwill, and/or intangible asset impairment charges, (iii) interest expense, and (iv) the provision or benefit for deferred income taxes. We define total capital as book value of equity plus the book value of debt less balance sheet cash and cash equivalents. We compute the average of the current and prior year-end adjusted total capital for use in this analysis. Management believes ROIC is a meaningful measure because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested.

D

Adjusted Net Income is defined as net income (loss) adjusted for (i) property and equipment, goodwill and/or intangible asset impairment charges, (ii) transaction and integration costs related to acquisitions and our IPO, including the commitment fee associated with a potential bridge financing in connection with an acquisition, and (iii) the income tax impact of such adjustments. Management believes Adjusted Net Income is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and help identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

E

Adjusted Gross Profit is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management uses adjusted gross profit to evaluate operating performance and to determine resource allocation between segments. We prepare adjusted gross profit (excluding depreciation and amortization) to eliminate the impact of depreciation and amortization because we do not consider depreciation and amortization indicative of our core operating performance.